Exhibit (d)(1)(ii)

Schedule A to

Investment Management Agreement

Revised as of March 21, 2019

Portfolio	Annual Fee Rate (stated as a percentage of the Portfolio’s average daily net assets)	Effective Date
AllianzGI Advanced Core Bond Portfolio	0.30%	10/8/15
AllianzGI Best Styles Global Managed Volatility Portfolio	0.40%	3/22/16
AllianzGI Global Small-Cap Opportunities Portfolio	0.90%	6/30/14
AllianzGI International Growth Portfolio	0.70%	3/21/19

[Signature page follows.]

Schedule A to Investment Management Agreement

IN WITNESS WHEREOF, ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST and ALLIANZ GLOBAL INVESTORS U.S. LLC have each caused this Schedule A to the Amended and Restated Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of October 23, 2019.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President & Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Gem Pushpaharan
Name:	Gem Pushpaharan
Title:	Chief Operating Officer US

Schedule A to Investment Management Agreement – Signature Page